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                                                                    EXHIBIT 99.2



                         CONTACTS:
                         Dina Pitenis                  Corporate Communications
                         Saatchi & Saatchi Rowland     Cygnus, Inc.
                         (212) 527-8815                (650) 369-4300


FOR IMMEDIATE RELEASE


             NOVEL AUTOMATIC, NON-INVASIVE GLUCOSE MONITORING SYSTEM
                        APPROVED FOR PEOPLE WITH DIABETES
                  FDA APPROVES CYGNUS' GLUCOWATCH(R) BIOGRAPHER

      REDWOOD CITY, CA - MARCH 22, 2001 - The U.S. Food and Drug Administration
(FDA) has granted Cygnus, Inc. (Nasdaq: CYGN) approval to market its GlucoWatch(R) Biographer as a prescription device for adults with diabetes. The GlucoWatch Biographer is the first and only monitoring system that provides glucose readings automatically and non-invasively, up to three times an hour, day or night.

      "We believe the GlucoWatch Biographer will usher in a new era of glucose monitoring and thus improved ability for patients and their doctors to manage diabetes," noted John C Hodgman, Chairman, CEO and President of Cygnus, Inc. "We are very excited that the FDA has granted marketing approval for our new product. This major milestone brings the Biographer closer to being available to provide important information about glucose levels to people with diabetes. The next steps prior to a broad launch in the U.S. will include a pilot marketing program and the finalization of large-scale manufacturing capabilities to meet projected demand."

      The GlucoWatch Biographer uses technology that has never been available before, differing from conventional blood glucose testing devices in several ways. Most significantly, it is non-invasive, measuring glucose collected through the skin, not from blood. It measures and displays glucose levels automatically, as often as every twenty minutes, for up to twelve hours. It also creates an "electronic diary," storing up to 4,000 values that can be reviewed at the touch of a button, helping to detect trends and track patterns in glucose levels. In addition, users can set


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personal glucose alert levels so that an alarm sounds if readings are too high or too low, or if readings decline rapidly.

      The GlucoWatch Biographer uses an extremely low electric current to pull glucose through the skin. The glucose is then collected and transformed into an electric signal that is converted into a glucose reading. The system consists of two integrated parts, the Biographer and the AutoSensor. The Biographer is worn like a watch and calculates, displays and stores glucose readings. The AutoSensor is a single-use component that first collects and then measures the glucose sample. The AutoSensor snaps into the back of the Biographer and adheres to the skin, providing up to twelve hours of automatic readings.

      The GlucoWatch Biographer is not intended to replace the common "finger-stick" testing method, but rather to be used together with blood glucose testing to provide more complete, ongoing information about glucose levels. For example, many people with diabetes perform only a few finger-stick tests each day, possibly missing information about glucose levels at important times, such as after meals or during sleep. With the GlucoWatch Biographer, people with diabetes will have information that may help them make better-informed decisions about diet, medication and physical activities, possibly leading to lower health care costs and a better quality of life.

      "As a physician, and a person with diabetes, I know the importance of having as much information about glucose levels as possible," said Steven Edelman, M.D., Associate Professor of Medicine, Division of Diabetes and Metabolism, University of California San Diego School of Medicine and Veterans Affairs Medical Center, and founder of the non-profit organization Taking Control of Your Diabetes(TM). "I have used the GlucoWatch Biographer myself, as a participant in a clinical study, and I experienced its value as an important new tool. In addition to providing more information about glucose levels than we've ever had before, the GlucoWatch Biographer's built-in alert system can help identify potentially dangerous low blood sugar episodes; for example, at night or while driving.

      "Cygnus' pilot marketing program will mark the first time that U.S. patients will use the GlucoWatch Biographer outside of controlled clinical studies. The program is intended to gather valuable market research data and to test customer logistics and support functions. During March 2001, Cygnus announced that it had entered into a marketing research agreement with Lifescan, a Johnson & Johnson company, related to the information collected in the program.

      In addition to conducting the pilot program, Cygnus will finalize a large-scale manufacturing process for the consumable AutoSensors, submit all related regulatory

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applications for that process, and seek corresponding FDA approvals. The large-scale capability is required to meet the demand that is anticipated after the U.S. product launch.

      Diabetes is a chronic disease characterized by the body's inability to produce or properly use insulin, a hormone that is needed to convert sugar, starches and other food into the energy needed for daily life. When left untreated, diabetes can lead to heart disease, blindness, amputation, kidney disease, dental disease, nerve damage, sexual dysfunction, and pregnancy complications.

      The World Health Organization estimates there are 125 million people worldwide with diabetes. This number has increased 15% in the last ten years and is expected to double by 2005. In the U.S., the Centers for Disease Control and Prevention refer to diabetes as "a major public health threat of epidemic proportions. "Ten million people have already been diagnosed with diabetes, while an estimated six million people have diabetes but are undiagnosed. Diabetes is also a costly and deadly disease: each year in the U.S. it is estimated to account for nearly $100 billion in direct and indirect health care costs, and 193,000 deaths.

      The Diabetes Control and Complications Trial (DCCT), a ground breaking ten-year study of people with Type 1 diabetes, sponsored by the National Institutes of Health and completed in 1993, demonstrated that frequent glucose monitoring, together with appropriate insulin adjustments, can reduce many long-term complications of diabetes. Experts agree that people with diabetes should test their glucose levels as often as four to seven times a day; however, most people take readings less than twice a day, due to pain and inconvenience. This results in poor control of glucose levels, potentially leading to serious complications later in life and high health care costs.

      Additional information about the GlucoWatch Biographer can be obtained by calling the company's toll free number, 1-866-GLWATCH, or by visiting www.glucowatch.com.

      Cygnus, Inc., headquartered in Redwood City, California, develops and manufactures non-invasive diagnostic medical devices, utilizing proprietary biosensor technologies to satisfy unmet medical needs cost-effectively. The Company's current efforts are focused on the GlucoWatch Biographer and enhancements thereto.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE FUTURE PERFORMANCE OF THE COMPANY THAT INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. THERE CAN BE NO ASSURANCE THAT UNFORESEEN PROBLEMS WILL NOT OCCUR IN PRODUCT MANUFACTURING AND COMMERCIAL SCALE-UP OR MARKETING OR PRODUCT DISTRIBUTION OF THE GLUCOWATCH BIOGRAPHER OR THAT REGULATORY APPROVAL WILL BE RECEIVED FOR LARGE-SCALE MANUFACTURING PROCESSES. ANY SUCH OCCURRENCE COULD SIGNIFICANTLY DELAY THE COMMERCIALIZATION OF THE GLUCOWATCH BIOGRAPHER SYSTEM OR PREVENT ITS MARKET INTRODUCTION ENTIRELY. FURTHER, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ENTER INTO A COMMERCIALIZATION ALLIANCE OR ALLIANCES OR THAT THE COMPANY WILL BE ABLE TO OUTSOURCE CERTAIN

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COMMERCIALIZATION CAPABILITIES FOR LAUNCH WITHOUT A WORLDWIDE COMMERCIALIZATION
ALLIANCE IN PLACE. THERE ALSO CAN BE NO ASSURANCE THAT THE PRODUCT CAN BE SUCCESSFULLY MANUFACTURED IN COMMERCIAL QUANTITIES AT A REASONABLE COST, BE MARKETED SUCCESSFULLY OR ACHIEVE MARKET ACCEPTANCE. FURTHERMORE, AS THE COMPANY SEEKS REGULATORY APPROVAL FOR ENHANCEMENTS AND POSSIBLE MANUFACTURING CHANGES THROUGH THE PRE-MARKET APPROVAL (PMA) SUPPLEMENT PROCESS, THERE CAN BE NO ASSURANCE THAT SUCH SUPPLEMENTS WILL BE APPROVED OR THAT ONE OR MORE NEW PMAS WILL NOT NEED TO BE FILED. THE COMPANY REFERS YOU TO THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K, WHICH CONTAIN DESCRIPTIONS OF CERTAIN FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S CURRENT EXPECTATIONS AND ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE. "GLUCOWATCH" IS A REGISTERED TRADEMARK OF CYGNUS, INC.